Exhibit 99.1

DTS Reports Solid Second Quarter 2004 Financial Results

Net Income Attributable to Common Stockholders Rises 126%

Agoura Hills, Calif. — August 5, 2004 - Digital Theater Systems, Inc. (DTS) (Nasdaq: DTSI) today announced financial results for the second quarter ended June 30, 2004.

For the second quarter of 2004, DTS reported total revenues of $13.3 million, an increase of 13% over $11.7 million reported in the second quarter of 2003.  In addition, the Company reported other income related to its legal settlement with Mintek Digital, Inc. of $2.6 million.  Net income attributable to common stockholders was $3.1 million, an increase of 126% over $1.4 million in the second quarter of 2003.  On a per share basis, net income attributable to common stockholders was $0.17 per diluted share for the second quarter of 2004, compared to $0.13 per diluted share in the second quarter of 2003.  Diluted weighted average shares outstanding were 18.3 million for the second quarter of 2004 and 11.0 million for the second quarter of 2003.

Gross margins in the second quarter of 2004 improved to 78% from 76% in the second quarter of 2003 and net profit margins were 24% as compared to 16% in the second quarter of 2003. DTS closed the quarter with $107.2 million in cash, cash equivalents, short- and long-term investments, an increase of $1.1 million for the quarter.

“We are pleased with our overall financial results in the second quarter,” commented Jon Kirchner, president and CEO of DTS.  “We experienced good momentum in consumer licensing, and are particularly pleased with the successful resolution of a key trademark infringement lawsuit, which is an important milestone in protecting our intellectual property rights around the world.   We continue to make progress in our emerging markets and in expanding the global distribution channels for our DTS Entertainment multi-channel music offerings.”

“In the theatrical business, we continued to see interest in our subtitling and pre-show play back systems, and customers have begun to explore economic models that combine these features for maximum leverage.  The customer evaluation process has delayed the closure of some anticipated large-scale orders for these products, although we have been successful in winning important customers during the quarter.  For example, Vue Cinemas placed a sizable order for DTS-CSS Cinema Subtitling Systems to provide captioning and audio description functionality for its theatres in the United Kingdom.”

“As we look ahead, we believe that we continue to be well positioned in the market as a leading provider of high quality entertainment technologies.  We see opportunities for growth in the audio/video receiver, DVD, and home theatre markets, with significant upside over the longer-term in our emerging consumer markets.  We are excited to be one of the companies leading the way in the digital entertainment technology space and will seek to aggressively capitalize on the significant market growth expected in the years to come,” concluded Mr. Kirchner.

Conference Call Information

DTS will broadcast a conference call discussing the company’s second quarter results today, Thursday, August 5, 2004, starting at 5:00 p.m. Eastern Time.  A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=142468&p=irol-IRHome.  A replay of the Webcast will begin two hours after the completion of the call, and will be available through August 19, 2004.  An audio replay of the call will also be available to investors beginning at 8:00 p.m. ET on August 5, 2004, through August 9, 2004, by dialing 800-405-2236 and entering the passcode 11002496.

About DTS

DTS (Digital Theater Systems, Inc.) (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processors, and there are more than 280 million DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as 5.1 Music Discs, DVD-Video, DVD-Audio and DVD-ROM software.  Additionally, DTS is featured on more than 22,000 motion picture screens worldwide.  Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, Japan and China.  For further information, please visit www.dtsonline.com.

DTS is a trademark of Digital Theater Systems, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams or Annie Palmore	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-7722	DTS
erica@blueshirtgroup.com	818-706-3525
annie@blueshirtgroup.com	kthomson@dtsonline.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in the Company’s public filings with the Securities and Exchange Commission, available at www.sec.gov.  DTS assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW)

DIGITAL THEATER SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of	As of
	December 31,	June 30,
	2003	2004
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,341	$72,169
Short-term investments	10,048	20,447
Accounts receivable, net of allowance for doubtful accounts of $429 and $441 at December 31, 2003 and June 30, 2004, respectively	3,962	7,129
Inventories	7,552	8,707
Deferred tax assets, net	6,025	6,610
Prepaid expenses and other	1,846	1,926
Income tax receivable	660	—
Total current assets	119,434	116,988
Long-term investments	2,998	14,568
Property and equipment, net	3,092	3,385
Patents and trademarks	424	429
Deferred tax assets	1,527	2,969
Other assets	20	174
Total assets	$127,495	$138,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,829	$2,624
Accrued expenses	5,795	5,935
Income taxes payable	—	60
Total current liabilities	8,624	8,619
Commitments and contingencies
Stockholders’ equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2003 and June 30, 2004; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2003 and June 30, 2004; 16,512,885 and 16,951,398 issued and outstanding at December 31, 2003 and June 30, 2004, respectively	2	2
Additional paid-in capital	115,512	119,976
Retained earnings	3,357	9,916
Total stockholders’ equity	118,871	129,894

Total liabilities and stockholders’ equity	$127,495	$138,513

DIGITAL THEATER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2003	2004	2003	2004
	(Unaudited)
Revenues:
Technology and film licensing	$9,554	$10,720	$19,678	$23,217
Product sales and other revenues	2,147	2,532	3,779	5,632
Total revenues	11,701	13,252	23,457	28,849
Cost of goods sold:
Technology and film licensing	1,045	1,166	1,885	2,146
Product sales and other revenues	1,744	1,755	3,317	3,667
Total cost of goods sold	2,789	2,921	5,202	5,813
Gross profit	8,912	10,331	18,255	23,036
Operating expenses:
Selling, general and administrative	4,865	6,798	9,856	13,238
Research and development	1,174	1,568	2,344	2,900
Total operating expenses	6,039	8,366	12,200	16,138
Income from operations	2,873	1,965	6,055	6,898
Interest income, net	10	310	23	749
Other income (expense), net	3	(17)	(77)	(31)
Legal settlement	—	2,601	—	2,601
Income before provision for income taxes	2,886	4,859	6,001	10,217
Provision for income taxes	1,041	1,740	2,127	3,658
Net income	1,845	3,119	3,874	6,559
Accretion and accrued dividends on preferred stock	(467)	—	(935)	—
Net income attributable to common stockholders	$1,378	$3,119	$2,939	$6,559
Net income attributable to common stockholders per common share:
Basic	$0.31	$0.19	$0.66	$0.39
Diluted	$0.13	$0.17	$0.27	$0.36
Weighted average shares used to compute net income attributable to common stockholders per common share:
Basic	4,500,885	16,830,764	4,462,479	16,704,490
Diluted	10,970,303	18,268,283	10,801,941	18,134,231